November 2, 2020

TO:
All Stockholders
(Addressed Individually)

SUBJECT:
Report from the President

FHLBNY Announces Third Quarter Operating Highlights

On October 29, the Federal Home Loan Bank of New York announced our operating highlights for the third quarter of 2020. Our continued strong performance, both for the quarter and through the first nine months of the year, even in such a challenging environment, positions the FHLBNY as a stable and reliable partner to our members and the communities we all serve.

Our performance in the third quarter was driven by continued strong advance demand from our members – closing the quarter with $106.2 billion in funding out to our members. The local lender is truly a vital and committed part of every community across our District and our country, and essential in this time of crisis. This is why our partnership with our members, and our ability to provide the liquidity on which members rely to help meet the needs of your customers and communities, is so important.

The value of FHLBNY membership extends beyond daily access to liquidity, and throughout the year, we have seen members take full advantage of all that our cooperative offers to provide support where it is needed in the wake of the pandemic. Through our Small Business Recovery Grant Program, members provided $8 million in grant funding to 750 small businesses and 486 non-profit organizations impacted by the pandemic in communities across our District. Our members have also accessed nearly $500 million in Disaster Relief Funding to assist in pandemic-related economic recovery efforts in their communities. We also continue to experience significant member interest in our existing community-focused programs, awarding more than $17 million in grants for our set-aside homeownership programs in 2020, and soon joining with our members to announce our annual Affordable Housing Program grants later this year. We will continue our strong support for affordable housing next year: through the first three quarters of this year, we have set aside more than $38 million for the 2021 Affordable Housing Program round.

2020 FHLBNY Board Election Update

Last month, early voting for the 2020 General Election kicked off in New Jersey and New York, with both states experiencing significant turnout ahead of Election Day. And while the General Election concludes on Tuesday, November 3, our own 2020 Director Election will close the following day, at 5:00 p.m. ET on Wednesday, November 4. Ballots were sent electronically to all eligible member institutions last month.

This year, five Directorships – two seats representing our New York members, one seat representing our New Jersey members and two Independent Directorships representing the whole District – are up for election for four-year terms commencing on January 1, 2021. Our Board is a key part of our cooperative, and I thank all of our customers who have already submitted their votes. If you have not yet voted, I encourage you to participate in the election process before the deadline. If you have any questions, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.